Exhibit 10.10

DATE: November 22, 2017 From: Tauriga Sciences Inc.

39 Old Ridgebury Road, Ste. C4 Danbury, CT 06810
CEO – Seth M. Shaw
Emails: sshaw@tauriga.com Cell # (917)-796-9926

To: Ice + Jam LLC 4906 Bridge Avenue

Cleveland, Ohio 44102

Co – CEO(s) -- Jamie Murphy & Ivy Evans

Re: AMENDMENT to AGREEMENT; Mutually Agreed Upon 2-Year Extension to Existing Non-Exclusive License Agreement for the Marketing and Distribution of “HerMan” Branded Cupuacu Butter Based Lip Balm Product (Original 12 month License Agreement Effective Date: December 22, 2016):

This Amendment to the original 12 month non-exclusive License Agreement entered into on December 22, 2016 by Tauriga Sciences Inc. and Ice + Jam LLC serves purely as a MUTUALLY AGREED UPON EXTENSION to EXISTING AGREEMENT:

See Below the Following Recitals:

A. All Material Terms of the Original Non-Exclusive License Agreement (Referenced Above in “Re:” Section) remain fully effective and in force.

B. Ice + Jam LLC and Tauriga Sciences Inc. both agree (Mutual Agreement) to a 2-year Extension to “Existing Non-Exclusive License Agreement for the Marketing and Distribution of “HerMan” Branded Cupuacu Butter Based Lip Balm Product (Original 12 month License Agreement Effective Date: December 22, 2016)”

C. Both Parties Agree that at end of Extension Period (defined as: December 23, 2019), based on mutual agreement, there will be an option at that time – for a further 2 Year Extension.

D. The termination date of the original agreement (referenced above), which was to occur on December 23, 2017, has legally and formally been amended to reflect this 2-Year Extension; The new termination date shall now occur on December 23, 2019.

SIGNATURES: Seth M. Shaw

X________________________________ CEO, Tauriga Sciences Inc.

Jamie Murphy and Ivy Evans

X______________________ and X_______________________ Co-CEO(s), Ice + Jam LLC